Exhibit 107
Calculation of Filing Fee Tables
424(b)(2)
(Form Type)
Goldman Sachs BDC, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	2.875% Notes due 2026	Rule 457(q)			(1)	$ .00015310	(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	(1)	—	(1)	—	—	—	—

	Total Fees Previously Paid				—	—	—	—	—	—	—	—

	Total Fee Offsets				—	—	—		—	—	—	—

	Net Fee Due				—	—	—		—	—	—	—

(1)
Includes an unspecified amount of securities that may be reoffered or resold on an ongoing basis by affiliates of the Registrant in market-making transactions. These securities consist of an indeterminate amount of such securities that were initially offered and sold under the Registrant’s previously effective registration statement, Registration Statement No. 333-250189. All such market-making reoffers and resales of these securities are made pursuant to the Registrant’s current registration statement, 333-274797. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold in market-making transactions. A filing fee of $54,500.00 was paid by the Registrant in connection with the initial offering and sale of such securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources